UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2021

CAPITALA FINANCE CORP.

(Exact name of registrant as specified in its charter)

Maryland	814-01022	90-0945675
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

4201 Congress St., Suite 360
Charlotte, NC 28209	28209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 376-5502

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share 5.75% Convertible Notes due 2022 6.00% Notes due 2022	CPTA CPTAG CPTAL	NASDAQ Global Select Market NASDAQ Capital Market NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 27, 2021, Capitala Finance Corp., a Maryland corporation (the “Company”), held a Special Meeting of Stockholders (the “Special Meeting”). Shareholders of record at the close of business on April 12, 2021 (the “Record Date”) were entitled to vote at the Special Meeting. As of the Record Date, there were 2,711,068 shares of common stock outstanding and entitled to vote.  A quorum consisting of 1,504,683 shares of common stock of the Company was present or represented by proxy at the Special Meeting.

The Company’s shareholders voted on and approved twos proposals at the Special Meeting. The final voting results from the Special Meeting were as follows:

1.	The proposal to approve the Company’s entry into a new advisory agreement between the Company and Mount Logan Management, LLC, which will replace the current investment advisory agreement, dated September 24, 2013, between the Company and Capitala Investment Advisors, LLC. The following votes were taken in connection with this proposal:

For	Against	Abstain
1,460,082	39,731	4,870

2.	The proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies:

For	Against	Abstain
1,428,968	69,321	6,394

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2021	CAPITALA FINANCE CORP.

	By:	/s/ Stephen A. Arnall
Stephen A. Arnall
Chief Financial Officer and Chief Operating Officer